THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (THE "SUBORDINATION AGREEMENT") DATED AS OF JULY 1, 2015 BY AND AMONG NOBLE ROMAN'S, INC., KINGSWAY AMERICA INC., AND BMO HARRIS BANK, N.A., A NATIONAL BANKING ASSOCIATION (THE "SENIOR LENDER"); AND ALL HOLDERS OF THIS NOTE, BY HIS, HER OR ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT. NOTWITHSTANDING THE FOREGOING, THIS NOTE SHALL BE A SENIOR UNSECURED OBLIGATION OF THE DEBTOR.

PROMISSORY NOTE

$600,000.00 July 1, 2015

FOR VALUE RECEIVED, Noble Roman's, Inc, an Indiana corporation (the "**Debtor**"), hereby promises to pay to Kingsway America, Inc. (the "**Holder**") the principal sum of Six Hundred Thousand and 00/100 Dollars ($600,000.00), together with interest, in the manner provided herein. Each of the Holder and the Debtor are collectively referred to herein as the "**Parties**".

1. Repayment of Principal. Subject to the terms of the Subordination Agreement, the entire principal balance of this Note shall be due and payable on the earlier of (a) July 1, 2017 and (b) the exercise of remedies by the Holder pursuant to Section 4, of this Note (the "**Final Payment Date**"). All principal and interest payable pursuant to this Note may be prepaid in whole or in part at any time, without payment of any penalty or premium.

2. Interest on Unpaid Principal Balance. Interest shall accrue on the unpaid principal balance of this Note at a rate of eight percent (8%) per annum (computed on the basis of a 360-day year containing 12 months, counting the actual number of days in each month) and, subject to the terms of the Subordination Agreement, such accrued and unpaid interest shall be paid quarterly in arrears on the last business day of June, September, December and March of each year commencing September 30, 2015. All accrued and unpaid interest shall be due and payable at the Final Payment Date.

3. Payments. The Debtor will pay to Holder, by wire transfer in immediately available funds, to such account as the Holder may specify in writing, all amounts payable to the Holder in respect of the principal of, or interest on, this Note, without any presentation of this Note. Each such payment, when paid, shall be applied first to the payment of interest, fees, expenses and other charges accrued and unpaid under this Note in such order as Holder shall determine and second to the payment or prepayment of the principal hereof. Notwithstanding anything herein to the contrary, all outstanding principal, accrued interest and all other amounts under this Note shall be immediately due and payable in full at the Final Payment Date.

4. Event of Default. The occurrence of any one or more of the following events will constitute an "Event of Default" hereunder:

(a) Nonpayment of any installment of principal and/or interest due under this Note when it shall become due and payable (no prior demand therefor being necessary);

(b) Any representation or warranty made or deemed to be made by Debtor in this Note, the Warrant (as hereinafter defined) or any other document, instrument or certificate delivered in connection herewith or therewith is or shall be incorrect in any material respect on or as of the date when made or deemed to have been made; provided, that any representation or warranty that is already qualified in the text thereof as to "materiality", "material adverse effect" or similar language shall be true and correct in all respects so stated on the applicable date;

(c) The Debtor shall default in the performance of any other obligation, covenant or agreement contained in this Note (subject to any applicable grace periods), provided that the Debtor shall have the opportunity to cure such default within ten (10) business days of its receipt of notice of default;

(d) (i) the appointment of a receiver, trustee, custodian or other fiduciary, for, or for any of the property of, the Debtor; or (ii) the making of an assignment for the benefit of creditors by the Debtor; and if any of (i) through (ii) are involuntary, the failure to discharge same within sixty (60) days;

(e) The filing of a petition, complaint, motion or other pleading seeking relief under any receivership, insolvency, or debtor relief law, or seeking any readjustment of indebtedness, reorganization, composition, extension or any similar type of relief, or the filing of a petition, complaint, or motion under any chapter of the federal bankruptcy code, 11 U.S.C. 101 et seq., as the same now exists or may hereafter be amended (the "Bankruptcy Code"), by the Debtor;

(f) The filing of a petition, complaint, motion or other pleading seeking any relief under any receivership, insolvency, or debtor relief law, or under any chapter of the Bankruptcy Code, or seeking any readjustment of indebtedness, reorganization, composition, extension or any similar type of relief, or the entry of any order for relief under any chapter of the Bankruptcy Code, against, the Debtor; provided, however, that if the Debtor shall notify Holder in writing of the filing of any such petition, complaint, motion or other pleading against the Debtor and shall provide evidence satisfactory to Holder that the Debtor has in good faith and within thirty (30) days after the filing of any such petition, complaint, motion or other pleading filed an answer thereto contesting same, then there shall be no Event of Default under this subparagraph (e) until the earliest of (i) the entry of an order for relief or a judgment under any proceedings referred to in this subparagraph (e), (ii) the appointment of a receiver, trustee, custodian or other fiduciary in any such proceeding or (iii) the expiration of a period of sixty (60) days, at the end of which such petition, complaint, motion or other pleading remains undismissed;

(g) The dissolution, liquidation or termination of existence of the Debtor;

(h) The incurrence by Debtor of indebtedness for borrowed money in an aggregate amount in excess of $1,000,000 after the date of this Note;

(i) A Sale of the Company shall occur;

(j) Debtor fails to make any of its filings required by the Securities Exchange Act of 1934, as amended, by the dates they are required to be filed in accordance with the rules and regulations promulgated by the Securities and Exchange Commission from time to time (without giving effect to any available extension of time with respect to any such filing);

(k) Debtor shall declare or make any dividend or distribution on account of any capital stock or other equity interests, other than dividends or distributions payable in the capital stock or other securities of the Debtor;

(l) Any "Event of Default" (as defined in the BMO Credit Facility) shall occur and such indebtedness has become due and payable under the BMO Credit Facility;

(m) A delisting of the Debtor's Common Stock from the OTCQB marketplace; or

(n) Debtor shall breach the terms of the Warrant (subject to any cure period contained therein).

Upon the occurrence and continuance of any Event of Default, this Note, at the option of the Holder, shall become immediately due and payable without notice of any kind; provided that this Note shall become automatically due and payable upon any Event of Default occurring under clauses (d), (e) and (f) above without any further action on behalf of Holder. The Holder's failure to exercise such option shall not constitute a waiver of the right to exercise it at any other time. Irrespective of the exercise or non-exercise of the foregoing option, if any payment of principal and/or interest is not paid in full on the date the same is due, the interest rate under this Note on the overdue amount shall be increased to eighteen percent (18%) per annum until said amount is paid in full.

Notwithstanding any provisions of this Note, it is the understanding and agreement of the Debtor and the Holder that the maximum rate of interest to be paid by the Debtor to the Holder shall not exceed the highest or maximum rate of interest permissible to be charged to a commercial borrower under any law applicable hereto. Any amount paid in excess of such rate shall be considered to have been payments in reduction of principal, and if there shall be no principal amount then outstanding, such excess shall be returned to the Debtor as an overpayment of principal.

5. Other Terms. The Debtor acknowledges and agrees that the issuance of warrants to the Holder, as described pursuant to a warrant agreement dated the date hereof (the "Warrant"), is a condition to closing of this Note.

6. Representations and Warranties.

(a) Power and Authority; Execution and Delivery. Debtor has the corporate or other organizational power and authority to execute, deliver, perform and otherwise carry out the terms and provisions of this Note and the Warrant (including such power and authority to borrow the funds as contemplated herein and to issue the equity securities as contemplated by the Warrant) and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Note and the Warrant. Debtor has duly executed and delivered this Note, the Warrant and any documents executed and delivered in connection herewith or therewith.

(b) Enforceability. This Note and the Warrant each constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors' rights generally.

(c) No Violation. The execution, delivery and performance by Debtor of this this Note and the Warrant, the compliance with the terms and provisions hereof and thereof, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) conflict with, contravene or violate any provision of any applicable law, (ii) violate any order or decree of, or require any authorization, consent, approval, exemption or other action by or notice to, any Person which has not been obtained and is in full force and effect, (iii) conflict with, result in a breach of any of the terms, covenants, conditions or provisions of, constitute a default under, otherwise result in the termination of or a termination right under, (x) any material indenture, note, loan agreement, lease agreement, mortgage, deed of trust or other financing or security agreement, or (y) any other material agreement to which it or any of its property or assets is bound, or (iv) violate any provision of the its organization documents (i.e., charter, by-laws, etc.) or any material permit or license of Debtor.

7. Definitions. The following terms, as used herein, have the following respective meanings:

An "**Affiliate**" of a specified Person shall mean a Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified and, when used with respect to the Debtor or any Subsidiary of the Company, shall include any holder of capital stock, such Person's parent entity or any officer or director of the Company or any Subsidiary of the Company.

"**BMO Credit Facility**" means the Credit Agreement, dated as of May 15, 2012, between Debtor and Senior Lender, as in effect on the date hereof.

"**Common Stock**" means the shares of the Company's common stock, no par value, that the Company may be authorized to issue from time to time and any stock or other securities issued or issuable with respect to such shares, including pursuant to a stock dividend, stock split,

or like action, or pursuant to a plan of recapitalization, reorganization, reclassification, exchange, merger, sale of assets or otherwise.

"**Company**" means the Debtor.

"**Fully-Diluted Basis**" means the number of shares of Common Stock which would be outstanding, as of the date of computation, if all vested and outstanding Stock Equivalents had been converted, exercised or exchanged; provided, however, that any Stock Equivalents which are subject to vesting but have not vested as of the date of computation will be disregarded for purposes of determining Fully-Diluted Basis.

"**Independent Third Party**" means any Person who, immediately before the contemplated Sale of the Company, (a) does not own in excess of ten percent (10%) of the Common Stock on a Fully-Diluted Basis (a "5% Holder"); (b) is not an Affiliate of a 5% Holder; and (c) is not the spouse or descendent (by birth or adoption) of a 5% Holder.

"**Person**" means any natural person, corporation, limited partnership, general partnership, joint stock the Debtor, joint venture, association, the Debtor, trust, bank, trust the Debtor, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

"**Sale of the Company**" means the sale (in a single transaction or a series of related transactions) of the Company to any Independent Third Party or group of Independent Third Parties pursuant to which such Independent Third Party or group of Independent Third Parties acquires (a) a majority of the Common Stock on a Fully-Diluted Basis (whether by merger, consolidation, sale or Transfer of Common Stock, reorganization, recapitalization or otherwise), or (b) all or substantially all of the assets of the Company and its Subsidiaries, determined on a consolidated basis. For purposes of this definition, all Common Stock that is issuable upon exercise or conversion of any Stock Equivalents acquired by an Independent Third Party shall be deemed to be issued and held by such Independent Third Party.

"**Stock Equivalents**" means any (a) warrants, options or other right to subscribe for, purchase or otherwise acquire any shares of Common Stock or (b) any other securities convertible into or exchangeable for shares of Common Stock.

"**Subsidiary**" means any corporation, limited liability company, partnership, association, joint stock company, trust, joint venture or unincorporated organization of which the Company, at the time in respect of which such term is used, (a) owns directly or indirectly more than fifty percent (50%) of the equity or beneficial interests, on a consolidated basis, or (b) owns directly or controls with power to vote, indirectly through one or more subsidiaries, shares of capital stock or beneficial interests having the power to cast a majority of the votes entitled to be cast for the election of directors, trustees, managers or other officials having powers analogous to those of directors of a corporation. Unless otherwise specifically indicated, when used in this Agreement, the term Subsidiary shall refer to a direct or indirect Subsidiary of the Company.

"**Transfer**" means any direct or indirect transfer, donation, sale, assignment, pledge, encumbrance, hypothecation, gift, creation of a security interest in or lien on, or other disposition, irrespective of whether any of the foregoing are effected with or without consideration, voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, inter vivos or upon death.

8. No Security. This Note is unsecured on a senior basis and cannot be secured except to the extent permitted by the terms of the Subordination Agreement.

9. Costs. If, and as often as, this Note is referred to an attorney for the collection of any sum payable hereunder, or to defend or enforce any of the Parties' rights hereunder, or to commence an action, cross-claim, third-party claim or counterclaim relating to this Note, the Debtor hereby agrees to pay all reasonable costs incurred by the Parties in connection therewith including reasonable attorneys' fees (including such fees incurred in appellate, bankruptcy or insolvency proceedings), with or without the institution of any action or proceeding.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of Illinois without giving effect to any choice or conflict of Law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Illinois.

11. Waiver of Jury Trial. EACH OF THE PARTIES WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS PROMISSORY NOTE IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS PROMISSORY NOTE OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE.

11. Assignment. This Note and the rights and obligations hereunder shall be freely assignable, in whole or in part, by the Holder without the consent of the Debtor or any other Person; provided that any proposed assignee shall expressly agree to be bound by the terms of the Subordination Agreement.

****

IN WITNESS WHEREOF, the Debtor has caused this Promissory Note to be duly executed as of the day and year first above written.

DEBTOR:

NOBLE ROMAN'S, INC.

By: ______________________
Name: Paul Mobley
Title: Chief Executive Officer

Agreed to and Acknowledged by:

HOLDER:

KINGSWAY AMERICA, INC.

By: ______________________
Name: William A. Hickey Jr.
Title: Vice President

On this 1st day of July, 2015

IN WITNESS WHEREOF, the Debtor has caused this Promissory Note to be duly executed as of the day and year first above written.

DEBTOR:

NOBLE ROMAN'S, INC.

By:_______________________________
Name: Paul Mobley
Title: Chief Executive Officer

Agreed to and Acknowledged by:

HOLDER:

KINGSWAY AMERICA, INC.

By:_______________________________
Name: William A. Hickey Jr.
Title: Vice President

On this 1st day of July, 2015